EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 8, 2004 relating to the financial statements, which appears in J.L. Halsey Corporation’s 2004 Annual Report on Form 10-K for the year ended June 30, 2004.

/s/  PricewaterhouseCoopers LLP

Boston, Massachusetts

June 30, 2005